                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-117738 and No. 333-31762) of Merck & Co., Inc. of our report dated June 29, 2005 relating to the financial statements and supplemental schedule of the Merial 401(k) Savings Plan which appears in this Form 11-K.

[PRICEWATERHOUSECOOPERS LLP]

PricewaterhouseCoopers LLP
Atlanta, Georgia
June 29, 2005